UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

(Date of Report: Date of earliest event reported)

November 18, 2008

LEGACY WINE & SPIRITS INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

         Nevada                                 000-26593                                 91-1963840

(State or other jurisdiction Incorporated) (Commission File No.)   (I.R.S Employer Identification No.)

719 – 30th Ave., Pointe-Calumet, Quebec, Canada                    J0N 1G1

(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code:

(514) 688-3289

382 52 Ave., Pointe-Calumet, Quebec, Canada                J0N 1G4

  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

===============================================================================================

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.02_TERMINATION A MATERIAL DEFINITIVE AGREEMENT

On June 6, 2008, the Registrant signed a distribution agreement with 2174684 Ontario Inc.(“2174684”), an Ontario based Company, whereby 2174684 will be the exclusive supplier to the Registrant certain wine products list and the Registrant will be the exclusive distributor of these products throughout China. In September 2008, management decided to terminate the agreement with 2174684 in order to secure wine products from California as its initial source of wine products for the Chinese market. California wines were not part of the products list supplied by 2174684 and the Registrant was refunded its $45,000 advance. The Company formally terminated the agreement on November 18, 2008. There were no termination penalties incurred by the Registrant.

Thereafter, the Company secured a relationship with Bronco Wine Company of California and purchased its initial inventory of nine varietals of wine on September 26, 2008 for the purchase price of $37,800. Subsequent to September 30, 2008, 1050 cases of wine were shipped to China and are stored for the opening of the first wine store in December 2008.

There is no formal agreement with the Bronco Wine Company, however, Bronco has advised the Registrant that it has no intention of selling the Hacienda brand of wines to anyone else for sale into China.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5. 02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;

APPOINTMENT OF PRINCIPAL OFFICERS.

.

1. RESIGNATION OF REGISTRANT'S DIRECTORS:

On November 18, 2008, the Registrant accepted the resignation of Marc Scheive as President, Director and Chief Executive Officer of the Registrant. The resignation was not motivated by a disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices.

On October 1, 2008, the Registrant, in a news release, reported that Mr. David Zhang had resigned as Chief Finance Officer and Director. Mr. Zhang remained as an advisor while the Registrant was renovating its first wine store in China and on November 18, 2008, the Registrant formally accepted Mr. Zhang’s resignation.

2. APPOINTMENT OF REGISTRANT'S OFFICERS AND DIRECTORS:

On November 18, 2008 Christopher Scheive was appointed President, Director and Chief Executive Officer of the Registrant.

The Board of Directors is now represented by:

Christopher Scheive – President, C.E.O. and Director

Jaclyn Cruz – Secretary, Treasurer, C.F.O and Director
Deng Ting - Director

ITEM 9.01 EXHIBITS.

(c)  Exhibits

10.01:  Resignation letter for Marc Scheive

10.02   Resignation letter for David Zhang

10.03:  Consent to Act as a director for Christopher Scheive

10.04:  Consent to Act as an officer for Christopher Scheive

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

Legacy Wine & Spirits International Ltd.

DATED:  November 19, 2008

By:

/s/: C. Scheive

Christopher Scheive, President

3